EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Carriage Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-136313, No. 333-162408, No. 333-166912 and No. 333-181724) on Form S-8 and (No. 333-195083) on Form S-3 of Carriage Services, Inc. (the Company) and subsidiaries of our report dated March 5, 2014, except for the impact pertaining to the restatement of discontinued operations in the consolidated statement of operations and Notes 2, 5, 17, 20, 21, 22 and 23, as to which the date is February 25, 2015 with respect to the consolidated balance sheet of the Company as of December 31, 2013, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for each of the years in the two-year period ended December 31, 2013, and all related financial statement schedules, which report appears in the December 31, 2014 annual report on Form 10-K of Carriage Services, Inc.

/s/KPMG LLP
Houston, Texas
February 25, 2015